The following certification is provided by the undersigned Principal Executive Officer and Principal Financial Officer of Registrant on the basis of such officers knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Certification

In connection with the Series Two Annual Report of American Growth Fund, Inc. (the Registrant) on Form N-CSR for the 6 months ended January 31, 2012, as filed with the Securities and Exchange Commission on April 9, 2012
(the Report), we, Robert Brody, Principal Executive Officer of the Registrant, and Timothy E. Taggart, Principal Financial Officer of the Registrant hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.




/s/ Robert Brody
Principal Executive Officer of American Growth Fund, Inc.


/s/ Timothy E. Taggart
Principal Financial Officer of American Growth Fund, Inc.